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                                                                                                  EXHIBIT 21.01
                                                                                           LIST OF SUBSIDIARIES


                                                                      JURISDICTION OF
                        SUBSIDIARY                                      ORGANIZATION               OWNERSHIP
----------------------------------------------------------      ------------------------------   --------------
Hartcourt Capital Inc.                                          British Virgin Island                 100%

Hartcourt China Inc.                                            British Virgin Island                 100%

Ai-Asia, Inc.                                                   British Virgin Island                 100%

Shanghai Huaqing Enterprise Development Co., Ltd.               People's Republic of China            51%

Hartcourt Hi-Tech Investment (Shanghai) Inc.                    People's Republic of China            100%

Ai-Asia Information (Shanghai) Inc.                             People's Republic of China            100%

Shanghai Jiumeng Information Technology Co., Ltd.               People's Republic of China            100%

Beijing Yizhi Helian Information Technology Co., Ltd.           People's Republic of China            51%

Beijing Challenge Wanzhong Information Technology Co., Ltd.     People's Republic of China            51%

Beijing Challenge Ruihua Electronics Technology Co., Ltd.       People's Republic of China            51%

Beijing Sihai Lanxiang Technology Development Co., Ltd.         People's Republic of China            51%

Shanghai Helian Electronics Technology Co., Ltd.                People's Republic of China            51%

Beijing Xinrun Jiayuan Information Technology Co., Ltd.         People's Republic of China            51%
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